Exhibit 10.1

INOVALON HOLDINGS, INC.
2015 OMNIBUS INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR’S RESTRICTED STOCK UNIT
DEFERRAL ELECTION FORM
As a non-employee Director of Inovalon Holdings, Inc. (the “Company”), you may use this form (the “Deferral Election Form”) to elect to defer all or a portion of the Restricted Stock Units (“RSUs”) that may be granted to you in 201[ ] under the Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan (the “Plan”). If you elect to so defer any such RSUs, the Shares issuable pursuant to the RSUs that are subject to your election will be issued in accordance with the terms of this Deferral Election Form and your elections hereunder, notwithstanding anything to the contrary in the RSU Award Agreement. Except as otherwise provided in this Deferral Election Form, your RSUs will remain subject to all terms of the Plan, the RSU Award Agreement and related notice of award, and any procedures adopted by the Committee pertaining to the RSUs or your deferral election (collectively, the “Governing Documents”), which terms are incorporated herein by reference. Capitalized terms used in this Deferral Election Form but not defined have the meanings assigned to those terms in the Plan.
NOTE: If you fail to timely return this Deferral Election Form on or before December 31, 201[ ], you will be deemed to have elected not to defer any portion of the RSUs that may be granted to you. Your prior year’s election (if any) will not carry over.

1.	Name (please print): ___________________________________________________________

2.	I elect to defer _____% of the RSUs that are granted to me by the Company in 201[ ] (the “Covered RSUs”) in respect of my future services as a non-employee Director.

3.	Date or event that will trigger issuance of Shares with respect to any Covered RSUs that vest (select only one):*

[ ]
The fixed date of _______________________ ______, 202__ (the date selected must be no earlier than January 1, 202[ ]) or, if earlier, upon my separation from service (as defined in Section 409A of the Code) with the Company for any reason, including death.

	[ ]	Upon my separation from service (as defined in Section 409A of the Code) with the Company for any reason, including death.

4.	Form of distribution of Shares issuable with respect to any Covered RSUs that are vested as of the distribution date or event selected under Item 3, above (select only one):*

	[ ]	Lump sum distribution of Shares.

[ ]
Equal annual installments of shares of Common Stock over a fixed period of ____ years (not to exceed five (5)), commencing within sixty (60) days after the distribution date or event selected under Item 3, above, with subsequent installments within sixty (60) days of each anniversary thereof. Each installment payment is to be treated as a right to a separate payment for purposes of Section 409A of the Code.**

*
 If a distribution of Shares is to be made on the date selected under Item 3 above (or an anniversary of the date selected, in the case of installments), the distribution will be made on the date selected (or the applicable anniversary of the date selected, in the case of installments) or, if such date is a weekend or bank holiday, the first day thereafter that is not a weekend or bank holiday. If a distribution of Shares is to be made on the date of your separation from service (or an anniversary of the date of your separation from service, in the case of installments), the distribution will be made within sixty (60) days after the date of your separation from service (or the applicable anniversary of the date of your separation from service, in the case of installments). If the sixty (60) day period described in the preceding sentence spans calendar years, you may not designate the year in which the distribution occurs; the distribution date will be determined by the Company.

**
Notwithstanding your election to receive installments, in the event of your separation from service on the date of, or within twelve (12) months after, a Corporate Transaction or Change in Control (provided the Corporate Transaction or Change in Control constitutes a change in control event for purposes of Section 409A of the Code), Shares issuable pursuant to any vested and unsettled Covered RSUs will be issued to, as applicable, you or your designated beneficiary or estate in a single lump sum distribution within sixty (60) days after the date of your separation from service. If the sixty (60) day period described in the preceding sentence spans calendar years, you may not designate the year in which the distribution occurs; the distribution date will be determined by the Company.

The undersigned hereby elects to defer receipt of the RSUs specified in this Deferral Election Form in accordance with the Governing Documents and the elections set forth above. The undersigned acknowledges that this election will become irrevocable with respect to the Covered RSUs on December 31, 201[ ].

Director Signature: ____________________________	Date: _____________________

You must return this form on or before December 31, 201[ ] to: Inovalon Holdings, Inc., Attn: Corporate Secretary, 4321 Collington Road, Bowie, MD 20716 Fax: 301.809.4045 // Electronic Mail: